Exhibit 10.2

EMPLOYMENT AGREEMENT AMENDMENT

This Employment Agreement Amendment (the “Amendment”) is effective as of May 8, 2017, and is between Party City Holdings Inc., a Delaware corporation (the “Company”), Party City Holdco Inc., a Delaware corporation (“Holdco”), and James M. Harrison (the “Executive”, and, together with Company and Holdco, the “Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, the Parties have entered into that certain Employment Agreement dated as of December 30, 2014 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to extend the Employment Period through December 31, 2019, under the same terms and conditions set forth in the Agreement, and

WHEREAS, the respective boards of directors of Holdco and the Company have approved this Amendment;

NOW, THEREFORE, the Parties hereby agree as follows:

1. Employment Agreement Amendments.

a. Section 1 of the Agreement is hereby amended by replacing “December 31, 2017” with “December 31, 2019”.

b. Section 3(a) of the Agreement is hereby amended in its entirety to read as follows:

“Base Salary. Effective as of January 1, 2017, the Executive shall receive from the Company an annual base salary (‘Annual Base Salary’) of $1,750,786.16, payable in regular intervals in accordance with the Company’s customary payroll practices in effect during the Employment Period; provided that such Annual Base Salary shall be increased by 2% (from the Annual Base Salary theretofore in effect) on each January 1 during the Employment Period commencing on January 1, 2018.”

c. Section 8 of the Agreement is hereby amended by adding the following text to the end thereof:

“For the avoidance of doubt, (a) nothing contained in the Agreement or any other agreement containing confidentiality provisions or other restrictive covenants in favor of any the Company or any of its affiliates or subsidiaries shall be construed to limit, restrict or in any other way affect the Executive’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity and (b) the Executive will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided that notwithstanding this immunity from liability, the Executive may be held liable if the Executive unlawfully accesses trade secrets by unauthorized means.”

d. The first paragraph of the Form of Release of Claims, attached to the Agreement as Exhibit A, is hereby amended in its entirety to read as follows:

“This Release of Claims is provided by me, James M. Harrison (or by my designated beneficiary, in the event of my death during my employment), pursuant to the Employment Agreement between me, Party City Holdings, Inc. (the ‘Company’) and Party City Holdco Inc. (‘Holdco’) dated as of December 30, 2014, as amended effective May 8, 2017 (the ‘Employment Agreement’).”

2. Ratification. The Parties agree that all terms and provisions of the Agreement not expressly amended hereby remain in full force and effect.

3. Entire Agreement; Amendments. The Agreement, as amended by this Amendment, contains the entire agreement of the parties hereto with respect to the subject matter thereof and hereof, respectively. This Amendment may not be modified, changed or terminated, in whole or in part, in any manner other than by an agreement in writing signed by duly authorized representatives of the Parties.

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization of their respective boards of directors, the Company and Holdco have each caused this Amendment to be executed in its name on its behalf, all as of the date first written above.

PARTY CITY HOLDINGS INC.

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Financial Officer

PARTY CITY HOLDCO INC.

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Financial Officer

/s/ James M. Harrison

JAMES M. HARRISON

[Signature Page to J. Harrison Employment Agreement Amendment]